UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015 (May 22, 2015)
THE J.G. WENTWORTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 501, Radnor, Pennsylvania		19087-5148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (484) 434-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 22, 2015, The J.G. Wentworth Company (the "Company") entered into a Stock Repurchase Agreement (the "Repurchase Agreement") with Randi Sellari, the former President and Chief Operating Officer of the Company ("Sellari"). Pursuant to the Repurchase Agreement, the Company agreed to repurchase 426,332 shares of the Company's Class A common stock, par value $0.00001 held by Sellari on the terms and subject to the conditions set forth in the Repurchase Agreement (the "Repurchase"). On May 26, 2015, the Company and Sellari consummated the Repurchase at a purchase price of approximately $9.24 per share, which represents a 3.0% discount from the per share closing price of the Company's Class A common stock on May 22, 2015. The aggregate purchase price paid by the Company in the Repurchase was $3,941,055.64.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J.G. WENTWORTH COMPANY

By:	/s/ Stephen A. Kirkwood
	Name:	Stephen A. Kirkwood
	Title:	Executive Vice President & General Counsel

Dated: June 1, 2015

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